PROXY

ANNUAL AND SPECIAL GENERAL MEETING OF SHAREHOLDERS OF CUMBERLAND RESOURCES LTD. (the "Company")

TO BE HELD AT THE HYATT REGENCY HOTEL, 3rd FLOOR, 655 BURRARD STREET, VANCOUVER, B.C. ON THURSDAY, JUNE 22, 2006, AT 2:00 PM (VANCOUVER TIME) (the “Meeting”).

The undersigned registered shareholder (“Registered Shareholder”) of the Company hereby appoints, WALTER SEGSWORTH, a Director of the Company, or failing this person, KERRY CURTIS, a Director of the Company, or in the place of the foregoing, ______________________________ as proxyholder for and on behalf of the Registered Shareholder with the power of substitution to attend, act and vote for and on behalf of the Registered Shareholder in respect of all matters that may properly come before the Meeting of the Registered Shareholders of the Company and at every adjournment thereof, to the same extent and with the same powers as if the undersigned Registered Shareholder were present at the said Meeting, or any adjournment thereof.

The Registered Shareholder hereby directs the proxyholder to vote the securities of the Company registered in the name of the Registered Shareholder as specified herein.

Resolutions (For full detail of each item, please see the enclosed Notice of Meeting and Information Circular).  Please indicate your voting preference by marking an “X” in the space provided.

		For	Against
1.	To determine the number of Directors at seven (7):
		For	Withhold
2.	To elect as Director, GLEN D. DICKSON
3.	To elect as Director, KERRY M. CURTIS
4.	To elect as Director, JONATHAN A. RUBENSTEIN
5.	To appoint ERNST & YOUNG LLP, Chartered Accountants as Auditors of the Company:
		For	Against
6.	To pass an ordinary resolution fixing the terms of office of the Directors elected as follows:
(a) Glen D. Dickson for a term of one year from the date of the Meeting:
(b) Kerry M. Curtis for a term of three years from the date of the Meeting
(c) Jonathan A. Rubenstein for a term of three years from the date of the Meeting.
7.	To pass an ordinary resolution amending the Company’s existing Stock Option Plan, as described in the accompanying Information Circular:
8.	To pass an ordinary resolution ratifying the previously approved Share Rights Plan, as described in the accompanying Information Circular.

INSTRUCTIONS FOR COMPLETION OF PROXY

1.

This Proxy is solicited by the Management of the Company.

1.

This form of proxy (“Instrument of Proxy”) must be signed by you, the Registered Shareholder, or by your attorney duly authorized by you in writing, or, in the case of a corporation, by a duly authorized officer or representative of the corporation; and if executed by an attorney, officer, or other duly appointed representative, the original or a notarial copy of the instrument so empowering such person, or such other documentation in support as shall be acceptable to the Chairman of the Meeting, must accompany the Instrument of Proxy.

3.

If this Instrument of Proxy is not dated in the space provided, authority is hereby given by you, the Registered Shareholder, for the proxyholder to date this proxy seven (7) calendar days after the date on which it was mailed to you, the Registered Shareholder, by Computershare.

4.

A Registered Shareholder who wishes to attend the Meeting and vote on the resolutions in person, may simply register with the scrutineers before the Meeting begins.

5.

A Registered Shareholder who is not able to attend the Meeting in person but wishes to vote on the resolutions, may do the following:

(a)

appoint one of the management proxyholders named on the Instrument of Proxy, by leaving the wording appointing a nominee as is (i.e. do not strike out the management proxyholders shown and do not complete the blank space provided for the appointment of an alternate proxyholder).  Where no choice is specified or where both choices are specified by a Registered Shareholder with respect to a resolution set out in the Instrument of Proxy, a management appointee acting as a proxyholder will vote in favour of each matter identified on this Instrument of Proxy and for the nominees of management for directors and auditor as identified in this Instrument of Proxy;

OR

(b)

appoint another proxyholder, who need not be a Registered Shareholder of the Company, to vote according to the Registered Shareholder’s instructions, by striking out the management proxyholder names shown and inserting the name of the person you wish to represent you at the Meeting in the space provided for an alternate proxyholder. Where no choice is specified or where both choices are specified, the proxyholder will vote in favour of each matter identified on this Instrument of Proxy and for the nominees of management for directors and auditor as identified in this Instrument of Proxy.

6.

The securities represented by this Instrument of Proxy will be voted or withheld from voting in accordance with the instructions of the Registered Shareholder on any poll of a resolution that may be called for and, if the Registered Shareholder specifies a choice with respect to any matter to be acted upon, the securities will be voted accordingly.  Further, the securities will be voted by the appointed proxyholder with respect to any amendments or variations of any of the resolutions set out on the Instrument of Proxy or matters which may properly come before the Meeting as the proxyholder in its sole discretion sees fit.

If a Registered Shareholder has submitted an Instrument of Proxy, the Registered Shareholder may still attend the Meeting and may vote in person.  To do so, the Registered Shareholder must record his/her attendance with the scrutineers before the commencement of the Meeting and revoke, in writing, the prior votes.